Exhibit 99.2

Contact:	John S. D'Orazio
President and CEO
Telephone:	540-777-3831

FOR IMMEDIATE RELEASE

RGC RESOURCES HOLDS
ANNUAL SHAREHOLDERS MEETING

ROANOKE, Va. (February 4, 2019)--RGC Resources, Inc. (NASDAQ: RGCO) announces election of Directors at its shareholders meeting held on February 4, 2019. Shareholders approved the election of Abney S. Boxley, III, President – East Region, Summit Materials, S. Frank Smith, retired Consultant and Vice President – Industrial Sales, Alpha Coal Sales Company, LLC, and John B. Williamson, III, Chairman of the Board, RGC Resources, Inc. for three-year terms. Shareholders also ratified the appointment of Brown Edwards and Company L.L.P. as auditors for fiscal 2019.

At a meeting of the Board of Directors, following the annual shareholders meeting, John B. Williamson, III was elected Chairman of the Board and John S. D’Orazio was elected President and CEO of RGC Resources, Inc. The following senior officers were also elected: Paul W. Nester, Vice President, CFO, Secretary and Treasurer, and Robert L. Wells, II, Vice President and Chief Information Officer for RGC Resources, Inc. and Paul W. Nester, President, Carl J. Shockley, Jr., Vice President and Chief Operating Officer, and Robert L. Wells, II, Vice President, Customer Service for Roanoke Gas Company.

RGC Resources, Inc. provides energy and related products and services to approximately 60,000 customers in Virginia through its operating subsidiaries including Roanoke Gas Company and RGC Midstream, LLC.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.

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